As filed with the Securities and Exchange Commission on December  17, 2008.
Registration No. 333-155164

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCCULOGIX, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-3434771 (I.R.S. Employer Identification Number)
2600 Skymark Avenue Unit 9, Suite 103 Mississauga, Ontario L4W 5B2 (905) 602-0887 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William G. Dumencu
OccuLogix, Inc.
2600 Skymark Avenue
Unit 9, Suite 103
Mississauga, Ontario L4W 5B2
(905) 602-0887
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Beck, Esq. Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock ($.001 par value)	5,117,005 shares	$3.655	$18,702,653	$735

(1)
Computed in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for the registrant’s shares of Common Stock ($.001 par value) as reported on The NASDAQ Capital Market on October 31, 2008.

(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 17, 2008

Prospectus

5,117,005 SHARES

OCCULOGIX, INC.

COMMON STOCK

($.001 par value)

The 5,117,005 shares of Common Stock, $.001 par value (the “Common Stock”), of OccuLogix, Inc. (“we”, “OccuLogix”, the “Registrant” or the “Company”) offered hereby may be sold from time to time by certain security holders of the Company (the “Selling Stockholders”).  See “Selling Stockholders”.

All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents.

The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares may be sold from time to time in transactions (which may include block transactions) on The NASDAQ Capital Market at the market prices then prevailing.  Sales of the shares offered hereby may also be made through negotiated transactions or otherwise.  The Selling Stockholders and the brokers and dealers through which the sales of the shares offered hereby may be made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and their commissions and discounts and other compensation may be regarded as underwriters’ compensation.  See “Plan of Distribution”.

The Common Stock is quoted on The NASDAQ Capital Market under the symbol “OCCX”.

See “Risk Factors” on page 2 for a discussion of certain factors that should be considered by prospective investors in the Common Stock offered hereby.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 17, 2008.

-i-

ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the “Commission”), Washington, D.C., a Registration Statement on Form S-3 under the Securities Act with respect to the shares of the Common Stock offered hereby (as amended and supplemented, the “Registration Statement”).  This Prospectus forms part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto.  For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith.  All of these documents may be inspected without charge at the Public Reference Room of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies may be obtained by mail from the Public Reference Room of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site at http://www.sec.gov that contains the Registration Statement, the exhibits thereto and the documents incorporated by reference therein.  The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

The Company furnishes its stockholders with annual reports containing financial statements audited by independent accountants for each fiscal year and quarterly reports for the first three fiscal quarters of each year containing unaudited summary financial information.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, files reports, proxy and information statements and other information with the Commission.  Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room of the Commission.  The Commission’s Web site also contains reports, proxy and information statements and other information regarding the Company.  The Common Stock is traded on The NASDAQ Capital Market and, in accordance therewith, the Company files reports, proxy statements and other information with The NASDAQ Capital Market.

THE COMPANY

The Company is a Delaware corporation with executive offices at 2600 Skymark Avenue, Unit 9, Suite 103, Mississauga, Ontario L4W 5B2, Canada and its telephone number at that address is 905-602-0887.

RISK FACTORS

Prior to making an investment decision, prospective investors should consider carefully the information and financial data included or incorporated by reference in this Prospectus or any Prospectus Supplement.

Except for the historical information contained in this Prospectus or incorporated by reference, this Prospectus (and the information incorporated by reference in this Prospectus) contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed here or incorporated by reference.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K/A for the year ended December 31, 2007 and our Quarterly Reports on Forms 10-Q and 10-Q/A for 2008, which are incorporated by reference.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the shares offered in this Prospectus.

RECENT DEVELOPMENTS

On October 6, 2008, the Company issued a press release announcing that, among other transactions, it had completed the acquisition of the minority ownership interest in OcuSense, Inc. (“OcuSense”) that the Company did not already own and the private placement of U.S.$2,173,000 amount of shares of the Common Stock.

The acquisition of the minority ownership interest in OcuSense was effected pursuant to the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among the Company, OcuSense Acquireco, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and OcuSense, as amended by the Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, Merger Sub and OcuSense (as amended, the “Merger Agreement”).  As of October 6, 2008, the Company, Merger Sub and OcuSense entered into a further agreement (the “Second Merger Agreement Amending Agreement”), amending the Merger Agreement for, among other purposes, to make explicit the consequences of the Reverse Stock Split (defined below) on the numbers of shares of the Common Stock underlying the outstanding stock options of OcuSense, which were assumed by OccuLogix pursuant to the Merger Agreement, and on their respective exercise prices.  All historical share numbers and per share prices presented throughout this Prospectus have been adjusted to reflect the 1-for-25 reverse stock split effected on October 7, 2008 (the “Reverse Split”).

As consideration for the minority ownership interest in OcuSense, the Company issued an aggregate of 3,169,938 shares of the Common Stock to the minority stockholders of OcuSense.  The quantum of the merger consideration was based on a full-enterprise valuation of OcuSense of U.S.$18,000,000, determined in good faith by the respective boards of directors of the Company and OcuSense, and a deemed value of U.S.$2.50 per share of the Common Stock, which was reflective of the per share average trading price of the Common Stock on NASDAQ during the period of negotiation of the merger consideration.

The private placement of U.S.$2,173,000 amount of shares of the Common Stock was effected pursuant to the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant Securities Inc. (“Marchant”) and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the  Amending Agreements, each dated as of August 29, 2008, by and among the Company, Marchant and each of the investors listed in the Schedule of Investors attached thereto as Exhibit A (as amended, the “Securities Purchase Agreement”).  As of October 1, 2008, the Company, Marchant and the investors party to the Securities Purchase Agreement entered into a further agreement, amending the Securities Purchase Agreement, for among other purposes, to revise the closing and funding mechanics of the transactions contemplated thereunder.  The private placement resulted in the issuance of an aggregate of 869,200 shares of the Common Stock.

As announced in the Company’s press release of October 6, 2008, the Company prepaid its then outstanding U.S.$6,703,500 aggregate principal amount bridge loan (the “Bridge Loan”) to the lenders thereof by issuing to them shares of the Common Stock at a per share price of U.S.$2.125.  In connection with the pre-payment of the Bridge Loan (plus accrued but unpaid interest), the Company issued to the lenders thereof an aggregate of 3,304,511 shares of the Common Stock.  The Selling Stockholders consist of the investors under the Securities Purchase Agreement, the lenders under the Bridge Loan, Marchant and TLC Vision Corporation, formerly the Company’s largest stockholder.

As announced in the Company’s press release of October 6, 2008, Elias Vamvakas has stepped down as the Company’s Chief Executive Officer but remains the Chairman of the Board.  Eric Donsky, the Chief Executive Officer of OcuSense, became the Company’s Chief Executive Officer on October 6, 2008, upon the closing of the transactions contemplated by the Merger Agreement, as amended by the Second Merger Agreement Amending Agreement.

On October 7, 2008, the Company filed, with the Delaware Secretary of State, a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, in order to (i) effect the Reverse Split and (ii) upon the effectiveness of the Reverse Split, decrease the number of authorized shares of the Common Stock from 500,000,000 to 40,000,000.

SELLING STOCKHOLDERS

The following table sets forth certain information as of October 23, 2008 (and as adjusted to reflect the sale of all of the shares of the Common Stock offered hereby by the Selling Stockholders) with respect to the beneficial ownership of the Common Stock by the Selling Stockholders.  Except as set forth in the footnotes to the table, all of these shares of the Common Stock are owned with sole voting and investment power.  See “Recent Developments” for additional information regarding the Selling Stockholders.

Michael S. Berg, one of the Selling Stockholders, is an officer of the Company.

John Cornish, one of the Selling Stockholders, had been an officer of the Company until January 2008.

Allison Dabney, one of the Selling Stockholders, is an employee of OcuSense.

Thomas N. Davidson, a director of the Company, is the sole trustee and beneficiary of the Thomas N. Davidson Revocable Trust, one of the Selling Stockholders.  Mr. Davidson’s wife, Sally A. Davidson, is a Selling Stockholder.  Cardinal Crest Holdings, LLC, also a Selling Stockholder, is owned and controlled by members of Mr. Davidson’s family, and the trustees and beneficiaries of the Thomas N. Davidson Education Trust – 2006, also a Selling Stockholder, are members of Mr. Davidson’s family.

Richard L. Lindstrom, one of the Selling Stockholders, is a director of the Company.

Marchant, one of the Selling Stockholders, rendered services in connection with the Securities Purchase Agreement, as amended, and the Bridge Loan.  For such services, the Company paid Marchant a total of $750,000 in fees, of which $268,800 was paid in cash and the balance paid by the issuance to Marchant of an aggregate of 192,480 shares of the Common Stock.  Marchant is indirectly beneficially owned, as to approximately 32%, by Elias Vamvakas, the Company’s Chairman of the Board and former Chief Executive Officer, and members of his family.

Melton Willows Pty Ltd, one of the Selling Stockholders, is a 70-75% stockholder of MiniFAB Pty Ltd. (“MiniFAB”).  MiniFAB is one of OcuSense’s major engineering partners and has been working closely with OcuSense in the development of its TearLab™ Osmolarity System, the point-of-care test for Dry Eye Syndrome.  OcuSense has paid MiniFAB approximately $446,000 during 2007 and approximately $401,500 during 2008 to date.  In addition, OcuSense has received, but not yet paid, invoices from MiniFAB totaling approximately $28,600.

Tracy Puckett, who, together with her husband as joint tenant, is one of the Selling Stockholders, is an officer of the Company.

Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) has provided legal services to OcuSense and is now providing legal services to the Company and will continue to do so in the future.  WS Investment Company, LLC (2008A) and WS Investment Company, LLC (2008C), both Selling Stockholders, are investment partnerships composed of certain current and former members of, and persons associated with, WSGR.  In addition, certain other Selling Stockholders are current or former partners of WSGR or related parties.

Name of Selling Stockholder	Shares of Common Stock Owned prior to Offering	Shares of Common Stock Offered pursuant to Offering	Shares of Common Stock Owned after Offering	Percentage of Outstanding Shares Beneficially Owned after Offering

1243690 Ontario Limited	45,556	45,556	--	--
1317179 Ontario Inc.	25,015	25,015	--	--
2016728 Ontario Inc. 1	40,000	40,000	--	--
2144304 Ontario Inc.	29,948	29,948	--	--
6319335 Canada Inc.	22,602	22,602	--	--
6961576 Canada Inc. 2	4,815	4,815	--	--
Dalton J. Albrecht	36,107	36,107	--	--
Tsambikos Antonarakis	4,815	4,815	--	--
Nikolay Antropov	25,309	25,309	--	--
Karl and Kathryn Arrington JT TEN	9,629	9,629	--	--
Ralph J. Barry3	8,185	8,185	--	--
Simon Benstead1	219,750	219,750	--	--
Michael S. Berg	59,1514	24,071	35,0804	*
Paul Bluhm	20,000	20,000	--	--
Boteh Inc.	62,978	62,978	--	--
Tina & Kenny Brienza	4,815	4,815	--	--
Frank W. Burr	48,142	48,142	--	--
GundyCo ITF Kristopher Calder	2,408	2,408	--	--
GundyCo ITF Thomas Calder	2,408	2,408	--	--
Timothy Callan	2,000	2,000	--	--
Trevor Callan	4,000	4,000	--	--
Cardinal Crest Holdings, LLC	50,000	50,000	--	--
Cedarview II Holdings Inc.	48,790	48,790	--	--
David Cheresh and Judith Varner, Trustees of the Cheresh-Varner Family Trust U/A DTD 08/31/2005	2,000	2,000	--	--
Norine Cohen	9,629	9,629	--	--
Jennifer Colton, Marcy Colton & Tom P. Colton JT	5,0625	5,062	--	--
Marcy Colton IRA Ameritrade Inc Custodian	20,0006	20,000	--	--

Name of Selling Stockholder	Shares of Common Stock Owned prior to Offering	Shares of Common Stock Offered pursuant to Offering	Shares of Common Stock Owned after Offering	Percentage of Outstanding Shares Beneficially Owned after Offering

Michael Colton & Tom Colton & Marcy Colton JT TEN	5,0625	5,062	--	--
Tom P. Colton IRA Ameritrade Inc Custodian	20,0007	20,000	--	--
John Cornish	36,1078	36,107	--	--
BMO Nesbitt Burns ITF Michael Cucuz A/C 750-03648-10	8,000	8,000	--	--
Allison Dabney	14,1419	12,036	2,1059	*
John Danas	4,815	4,815	--	--
Sunil Dattani	48,142	48,142	--	--
Sally A. Davidson	140,000	140,000	--	--
Thomas N. Davidson Education Trust – 2006	50,000	50,000	--	--
Thomas N. Davidson Revocable Trust	80,00010	80,000	--	*
Alessandro DeSimone	4,815	4,815	--	--
Julia Della Maestra	101,235	101,235	--	--
Prakash Dhadphale	12,655	12,655	--	--
Justin DiCiano	8,815	8,815	--	--
Discovery Place Child Care Centre Ltd.	25,309	25,309	--	--
NBCN Inc. in Trust for DME Holdings Inc. Acct #3M4515A	25,309	25,309	--	--
Bryce C. Douglas	216,639	216,639	--	--
K. Douly Donne	31,636	31,636	--	--
Excite Holdings Corporation	24,886	24,886	--	--
Jon Fredericks	192,568	192,568	--	--
Robert I. Gans, M.D.	7,593	7,593	--	--
Ralph Goldsilver	10,000	10,000	--	--
BMO Nesbitt Burns ITF Stephanie Gowing 7500400614	37,96311	37,963	--	--

Name of Selling Stockholder	Shares of Common Stock Owned prior to Offering	Shares of Common Stock Offered pursuant to Offering	Shares of Common Stock Owned after Offering	Percentage of Outstanding Shares Beneficially Owned after Offering

Grand Prix Coin Operated Auto Wash #1 Ltd.	23,60712	23,607	--	--
Amarkumar Gudka	4,815	4,815	--	--
Guise Management Corporation Defined Benefit Pension Plan	4,815	4,815	--	--
HEC Fellows LLC	14,443	14,443	--	--
W & R Hickel Family Trust Dated Nov. 3, 1995 as amended	28,886	28,886	--	--
Gail M. Horwitz	7,593	7,593	--	--
James and Daphne Jameson Family Trust Dated November 19, 1987	60,178	60,178	--	--
Kaleo Financial Inc.	37,963	37,963	--	--
Gus Karnasiotis	19,77713	19,777	--	--
Gus & Anne Karnasiotis	28,81514	28,815	--	--
Deborah A. Karp U/A 05/06/04 Deborah Karp Trustee for the Benefit of Deborah Karp Trust	10,124	10,124	--	--
JimJan Consultants Ltd. 15	75,926	75,926	--	--
Richard L. Lindstrom	143,18616	40,000	106,18616	1.08%
Lynchburg Wisdom Ventures, LLC	4,000	4,000	--	--
Rachel Mamounis	7,200	7,200	--	--
Marchant Securities Inc.	192,480	192,480	--	--
Loutfi Mouaket	19,257	19,257	--	--
Peter McCague	24,691	24,691	--	--
The Peter C. Meinig Revocable Trust	240,710	240,710	--	--
Melton Willows Pty Ltd	48,14217	48,142	--	--
Reed A. Miller	12,036	12,036	--	--
Kristine A. Morrill	14,267	14,267	--	--
MSW Investments Limited	50,618	50,618	--	--
Peter R. Munson3	4,815	4,815	--	--

Name of Selling Stockholder	Shares of Common Stock Owned prior to Offering	Shares of Common Stock Offered pursuant to Offering	Shares of Common Stock Owned after Offering	Percentage of Outstanding Shares Beneficially Owned after Offering

Sean J. Na	12,036	12,036	--	--
New Horizons Holdings Inc.	13,889	13,889	--	--
Nick Nianiaris	31,63618	31,636	--	--
Vicki G. Norton	4,815	4,815	--	--
Terry L. O’Neal	25,309	25,309	--	--
Sharon Padzensky	25,309	25,309	--	--
Peoples International Co. Inc.	61,086	61,086	--	--
Mary Pejic	32,902	32,902	--	--
Voula Politis	4,815	4,815	--	--
Alfonso Principato	9,629	9,629	--	--
Etienne Puckett and Tracy Puckett JT TEN	25,30919	25,309	--	--
Penson Financial ITF Chris Salapoutis	30,000	30,000	--	--
Kathy Rakhit	4,815	4,815	--	--
Carol Ann Rees	37,963	37,963	--	--
Anthony Reisis	44,462	44,462	--	--
David Sarraf	4,000	4,000	--	--
S.I.F.I. S.p.A.	179,629	60,000	119,629	1.22%
David W. Stevens3	9,629	9,629	--	--
Syra Kamin Limited	20,000	20,000	--	--
John C. Taylor	10,000	10,000	--	--
TLC Vision Corporation	39,278	39,278	--	--
TLC Vision (USA) Corporation	711,536	711,536	--	--
Daniel and Elizabeth Veal JT TEN	37,963	37,963	--	--
Jimmy D. Veal and Linda T. Veal	25,309	25,309	--	--
Zachry T. Veal and Leigh T. Veal	37,963	37,963	--	--
Visionary Consultants Inc.	20,478	4,815	15,663	*
Research Capital Corporation in trust for Peter G. Volpe account 27-90UA-8	25,309	25,309	--	--

Name of Selling Stockholder	Shares of Common Stock Owned prior to Offering	Shares of Common Stock Offered pursuant to Offering	Shares of Common Stock Owned after Offering	Percentage of Outstanding Shares Beneficially Owned after Offering

Vladimir Riajskikh2	25,015	25,015	--	--
Dayna Warheit & Glenn A. Warheit JT TEN	5,06220	5,062	--	--
Felicia S. Warheit IRA Ameritrade Inc Custodian	10,000	10,000	--	--
Glenn Warheit IRA Ameritrade Inc Custodian	10,00021	10,000	--	--
Glenn A. Warheit Living Trust	12,65522	12,655	--	--
TD Ameritrade Custodian Lynne Sharon Warheit Phillip Irving Warheit JT TEN	25,30923	25,309	--	--
Phillip I. Warheit Ameritrade Inc Custodian	40,00024	40,000	--	--
Jack Wasserman Trust (dated Nov. 2, 1989)	240,710	240,710	--	--
Martin J. Waters25	15,470	9,629	5,841	*
Markus & Edith Weigand	9,629	9,629	--	--
Brock Wright15	329,013	329,013	--	--
Janet E. Wright	101,235	101,235	--	--
WS Investment Company, LLC (2008A) 3 & 25	19,257	19,257	--	--
WS Investment Company, LLC (2008C) 25	4,815	4,815	--	--
Pak Cheung Yan	4,815	4,815	--	--
Jason Yim	15,165	15,165	--	--
David C. Zeiger Trust dated 4/30/93 as amended	48,142	48,142	--	--

______________
*Less than 1%

1     Simon Benstead, a Selling Stockholder, has voting control and investment discretion over the shares of the Common Stock held by 2016728 Ontario Inc., also a Selling Stockholder.

2     Vladimir Riajskikh, a Selling Stockholder, has an ownership interest in 6961576 Canada Inc., also a Selling Stockholder.

3 Each of Ralph J. Barry, Peter R. Munson, Jeffrey Guise and David W. Stevens is a partner of WS Investment Company, LLC (2008A), also a Selling Stockholder.  The investment power of WS Investment Company, LLC (2008A) belongs to the WS Investment Committee, of which Mr. Barry, Mr. Munson and Mr. Stevens are not members.  By virtue of his position with WS Investment Company, LLC (2008A), each of Mr. Barry, Mr. Munson and Mr. Stevens may be deemed to have investment power and beneficial ownership with respect to the securities held by WS Investment Company, LLC (2008A), and each disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

4     This number includes options held by Michael S. Berg to acquire an aggregate of 36,522 shares of the Common Stock, which options are currently exercisable or exercisable within 60 days.

5     In addition to these shares of the Common Stock, Tom P. Colton holds 20,000 shares of the Common Stock, and he holds 5,062 shares of the Common Stock in joint tenancy with certain other Selling Stockholders.  All of these 25,062 shares of the Common Stock are offered hereby.  In addition to these shares of the Common Stock, Marcy Colton holds 20,000 shares of the Common Stock, and she holds 5,062 shares of the Common Stock in joint tenancy with certain other Selling Stockholders.  All of these 25,062 shares of the Common Stock are offered hereby.

6     In addition to these shares of the Common Stock, Marcy Colton holds an aggregate of 10,124 shares of the Common Stock in joint tenancy with certain other Selling Stockholders, which shares are offered hereby.

7     In addition to these shares of the Common Stock, Tom P. Colton holds an aggregate of 10,124 shares of the Common Stock in joint tenancy with certain other Selling Stockholders, which shares are offered hereby.

8     In addition to these shares of the Common Stock, John Cornish holds 7,360 shares of the Common Stock jointly with his wife, which shares are not offered hereby.

9     This number includes options held by Allison Dabney to acquire an aggregate of 2,360 shares of the Common Stock, which options are currently exercisable or exercisable within 60 days.

10     Thomas N. Davidson, the sole trustee and beneficiary of the Thomas N. Davidson Revocable Trust and a director of the Company, directly or indirectly, holds an aggregate of 222,120 shares of the Common Stock, and he also holds options to acquire an aggregate of 2,800 shares of the Common Stock that are currently exercisable or exercisable within 60 days.

11     In addition to these shares of the Common Stock, Stephanie Gowing holds 80 shares of the Common Stock, which shares are not offered hereby.

12     Grand Prix Coin Operated Auto Wash #1 Ltd. is owned as to 50% by Glenn Warheit and as to 50% by Phillip Warheit.  Glenn Warheit holds 10,000 shares of the Common Stock, and he holds 5,062 shares of the Common Stock in joint tenancy with Dayna Warheit.  The Glenn A. Warheit Living Trust, of which Mr. Warheit is the sole trustee and beneficiary, holds 12,655 shares of the Common Stock.  All of these 27,717 shares of the Common Stock are offered hereby.  Philip Warheit holds 40,000 shares of the Common Stock, and he holds 25,309 shares of the Common Stock in joint tenancy with Lynne Sharon Warheit.  All of these 65,309 shares of the Common Stock are offered hereby.

13     In addition to these shares of the Common Stock, Gus & Anne Karnasiotis hold 28,815 shares of the Common Stock, which shares are offered hereby.

14     In addition to these shares of the Common Stock, Gus Karnasiotis holds 19,777 shares of the Common Stock, which shares are offered hereby.

15     Brock Wright, a Selling Stockholder, has voting control and investment discretion over the shares of the Common Stock held by JimJan Consultants Ltd., also a Selling Stockholder.

16     This number includes the 86,238 shares of the Common Stock held by Richard L. Lindstrom, a director of the Company, and options held by him to acquire an aggregate of 16,948 shares of the Common Stock, which options are currently exercisable or exercisable within 60 days.

17     The Wilkinson Superannuation Fund is the beneficial owner of these shares of the Common Stock.

18     Dr. Nick Nianiaris Medicine Professional Corporation holds 117 shares of the Common Stock, over which Nick Nianiaris exercises voting control and investment discretion.  Those 117 shares of the Common Stock are not offered hereby.

19     In addition to these shares of the Common Stock, Tracy Puckett holds options to acquire an aggregate of 12,731 shares of the Common Stock that are currently exercisable or exercisable within 60 days.

20     In addition to these shares of the Common Stock, Glenn Warheit holds 10,000 shares of the Common Stock.  The Glenn A. Warheit Living Trust, of which Mr. Warheit is the sole trustee and beneficiary, holds 12,655 shares of the Common Stock; and Grand Prix Coin Operated Auto Wash #1 Ltd., a company owned by Mr. Warheit as to 50%, holds 23,607 shares of the Common Stock.  All of these 46,262 shares of the Common Stock are offered hereby.

21     In addition to these shares of the Common Stock, Glenn Warheit holds 5,062 shares of the Common Stock in joint tenancy with Dayna Warheit.  The Glenn A. Warheit Living Trust, of which Mr. Warheit is the sole trustee and beneficiary, holds 12,655 shares of the Common Stock; and Grand Prix Coin Operated Auto Wash #1 Ltd., a company owned by Mr. Warheit as to 50%, holds 23,607 shares of the Common Stock.  All of these 41,324 shares of the Common Stock are offered hereby.

22     In addition to these shares of the Common Stock, Glenn Warheit holds 10,000 shares of the Common Stock, and he holds 5,062 shares of the Common Stock in joint tenancy with Dayna Warheit.  Grand Prix Coin Operated Auto Wash #1 Ltd., a company owned by Mr. Warheit as to 50%, holds 23,607 shares of the Common Stock.  All of these 38,669 shares of the Common Stock are offered hereby.

23    In addition to these shares of the Common Stock, Phillip Warheit holds 40,000 shares of the Common Stock, and Grand Prix Coin Operated Auto Wash #1 Ltd., a company owned by Mr. Warheit as to 50%, holds 23,607 shares of the Common Stock.  All of these 63,607 shares of the Common Stock are offered hereby.

24     In addition to these shares of the Common Stock, Phillip Warheit holds 25,309 shares of the Common Stock in joint tenancy with Lynne Sharon Warheit, and Grand Prix Coin Operated Auto Wash #1 Ltd., a company owned by Mr. Warheit as to 50%, holds 23,607 shares of the Common Stock.  All of these 48,916 shares of the Common Stock are offered hereby.

25 Martin J. Waters is a partner of WS Investment Company, LLC (2008A) and WS Investment Company, LLC (2008C), which are also Selling Stockholders.  The investment power of WS Investment Company, LLC (2008A) and WS Investment Company, LLC (2008C) belongs to the WS Investment Committee, of which Mr. Waters is not a member.  By virtue of his positions with WS Investment Company, LLC (2008A) and WS Investment Company, LLC (2008C), Mr. Waters may be deemed to have investment power and beneficial ownership with respect to the securities held by WS Investment Company, LLC (2008A) and WS Investment Company, LLC (2008C), and he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of the Common Stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder.  The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of the Common Stock from time to time under this Prospectus after we have filed a supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgees, transferees or other successors in interest as Selling Stockholders under this Prospectus.

The Selling Stockholders also may transfer the shares of the Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of the Common Stock from time to time under this Prospectus after we have filed a supplement to this Prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgees, transferees or other successors in interest as Selling Stockholders under this Prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of  the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of the Common Stock.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of the Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of the Common Stock by any Selling Stockholder.  If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the Common Stock, if required, we will file a supplement to this Prospectus.  If the Selling Stockholders use this Prospectus for any sale of the shares of the Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Common Stock and activities of the Selling Stockholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended by five Forms 10-K/A, Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, as amended by a Form 10-Q/A, for the quarter ended June 30, 2008 and for the quarter ended September 30, 2008 and Current Reports on Form 8-K dated January 9, 2008, January 28, 2008, February 5, 2008, February 20, 2008, February 25, 2008, March 20, 2008, April 3, 2008, April 25, 2008, May 6, 2008, May 21, 2008, as amended by a Form 8-K/A, June 20, 2008, July 2, 2008, July 28, 2008, July 29, 2008, August 15, 2008, September 11, 2008, September 18, 2008 and October 9, 2008, as amended by a Form 8-K/A, the Company’s Definitive Proxy Statement dated August 29, 2008, in connection with the 2008 Annual and Special Meeting of Stockholders, and the description of the Company’s capital stock contained in its Registration Statement on Form 8-A, filed on November 17, 2004, all of which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to William G. Dumencu, 2600 Skymark Avenue, Unit 9, Suite 103, Mississauga, Ontario L4W 5B2, Canada (Telephone:  905-602-0887).

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for the Company by Torys LLP, 237 Park Avenue, New York, New York 10017.

EXPERTS

The consolidated financial statements of OccuLogix appearing in OccuLogix’s Annual Report (Form 10-K/A) for the year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of OccuLogix’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference.  Such reports conclude, among other things, that OccuLogix did not maintain effective internal control over financial reporting as of December 31, 2007, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses in connection with the distribution of the securities being registered hereunder.

S.E.C. registration fee*	$735
Accounting fees and expenses	5,000
Legal fees and expenses	6,000
Miscellaneous expenses	-
Total	$11,735
________________
*  Actual fee

Item 15. Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and the stockholders for monetary damages for breaches of directors’ fiduciary duties.  The restated certificate of incorporation of OccuLogix, Inc. (“we”, “OccuLogix”, the “Registrant” or the “Company”) includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of the duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

Our restated certificate of incorporation also provides that the Registrant has the power to indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of the final disposition of any proceeding, provided that, if the DGCL requires, such advance payment will be made only if we receive an undertaking to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be so indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our amended and restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act of 1933”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits.

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby further undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned Registrant hereby further undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)           any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(iii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iv)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)           any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation or By-laws or the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, on the 17th day of December, 2008.

OCCULOGIX, INC.

By	/s/ William G. Dumencu
William G. Dumencu
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Donsky*	Chief Executive Officer and	December 17, 2008
Eric Donsky	Director

/s/ William G. Dumencu	Chief Financial Officer and	December 17, 2008
William G. Dumencu	Principal Accounting Officer

/s/ Thomas N. Davidson*	Director	December 17, 2008
Thomas N. Davidson

/s/ Adrienne L. Graves*	Director	December 17, 2008
Adrienne L. Graves

/s/ Richard L. Lindstrom*	Director	December 17, 2008
Richard L. Lindstrom

/s/ Donald Rindell*	Director	December 17, 2008
Donald Rindell

/s/ Elias Vamvakas*	Chairman of the Board and	December 17, 2008
Elias Vamvakas	Director

*By	/s/ William G. Dumencu
William G. Dumencu
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Document Description

5	Opinion of Torys LLP*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Torys LLP (contained in Exhibit 5)*
24	Power of Attorney (See the section preceding “Signatures”.)*

____________________
*  Previously filed.